                                                                     EXHIBIT 4.2



                                 CERTIFICATE OF
                                 VICE PRESIDENT
                                      AND
                                   TREASURER
                    PURSUANT TO SECTIONS 2.01, 3.01 AND 3.03
                                OF THE INDENTURE


                                                          Dated:  March 7, 1997


         The undersigned, Stephen F. Hull and Victor L. Prechtl do hereby certify that they are the duly appointed and acting Vice President & Treasurer and Vice President & Controller, respectively, of FLUOR CORPORATION, a Delaware corporation (the "Company"). Each of the undersigned also hereby certifies, pursuant to Sections 2.01, 3.01 and 3.03 of the Indenture, dated as of February 18, 1997 (the "Indenture"), between the Company and Bankers Trust Company, as Trustee, that:

         A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company (a copy of such resolutions being attached hereto as Exhibit A) and by the Executive Committee of the Board of Directors (a copy of such resolutions being attached hereto as Exhibit B) a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

              1. The title of the Securities of the series is "6.95% Notes due March 1, 2007" (the "Notes").

              2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture) is $300,000,000.

              3. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest payment, except that interest payable on March 1, 2007 shall be payable to the persons to whom principal is payable on such date.

              4. The date on which the principal of the Notes is payable, unless accelerated pursuant to the Indenture, shall be March 1, 2007.

              5. The rate at which each of the Notes shall bear interest shall be 6.95% per annum. The date from which interest shall accrue for each of the Notes shall be March 1, 1997. The interest payment dates on which interest on the Notes shall be payable are March 1 and September 1, commencing September 1, 1997. The regular record dates for the interest payable on the Notes on any interest payment date shall be the February 15 and August 15, as the case may be, immediately preceding such interest payment date.

              6. The place or places where the principal of and interest on the Notes shall be payable, the Notes may be surrendered for registration of transfer, the Notes may be surrendered for exchange and notices may be given to the Company in respect of the Notes is at the office of the Trustee, Four Albany Street, New York, New York 10006, and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided that payment of interest, other than at Stated Maturity (as defined in the Indenture), may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture.

              7. The Notes may be redeemed, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Prospectus Supplement and as further determined in accordance with directions from the Company to the extent not inconsistent with the terms of the Indenture, the Prospectus or any other instrument or agreement defining the rights of the Holders of the Notes), plus accrued interest to the date of redemption.

              8. There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or to repay any of the Notes prior to Stated Maturity at the option of a Holder thereof.

              9. The Notes shall be issued as Global Securities (as defined in the Indenture) under the Indenture. The Depository Trust Company is hereby designated as the Depositary for the Notes under the Indenture.

              10. The entire principal amount of the Noes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section
         5.02 of the Indenture.

              11. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         B. The form of the Note is attached hereto as Exhibit C.

         C. The Trustee is appointed as Paying Agent (as defined in the Indenture).

         D. The foregoing form and terms of the Notes have been established in conformity with the provisions of the Indenture.

         E. Each of the undersigned has read the provisions of Sections 3.01 and
3.03 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and the Executive Committee thereof delivered herewith. In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of a series of Securities under the Indenture, designated as the Notes in this Certificate, have been complied with. In the opinion of each of the undersigned, all such conditions precedent have been complied with.

         F. The undersigned, by execution of this Certificate, thereby certify the actions taken by the Executive Committee of the Board of Directors of the Company in determining and setting the specific terms of the Notes, and hereby further certify that attached hereto as Exhibits A, B and C, respectively, are a copy of resolutions duly adopted by the Board of Directors of the Company on December 11, 1996, a copy of resolutions duly adopted by the Executive Committee of the Board of Directors as of March 4, 1997, pursuant to which the terms of the Notes set forth above have been established, and the form of certificate representing the Notes as duly approved by the Executive Committee of the Board of Directors of the Company.

         IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of the date first above written.


                                        /s/ Stephen F. Hull
                                        -----------------------------
                                            Stephen F. Hull
                                            Vice President and Treasurer


                                        /s/ Victor L. Prechtl
                                        -----------------------------
                                            Victor L. Prechtl
                                            Vice President and Controller

                                                                       EXHIBIT A



                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                              OF FLUOR CORPORATION


         RESOLVED, That the proposed financing by this Corporation involving the sale and issuance by this Corporation, in one or more separate domestic or foreign financing transactions, of unsecured debt securities (the "Offered Securities"), from time to time as determined by market conditions, in the aggregate principal amount of not to exceed $400 million, be and it hereby is authorized, affirmed and approved; and

         FURTHER RESOLVED, That the proceeds of such financings may be utilized for all general corporate purposes including, without limitation, investment in equity securities, share repurchases, to repay other indebtedness of this Corporation and for capital expenditures and general working capital requirements and, pending such application, shall be invested in time deposits or marketable securities; and

         FURTHER RESOLVED, That the Executive Committee, acting by the majority vote or unanimous written consent of all its members, shall be authorized and empowered to take the following action on behalf of this Corporation as the action of this Board of Directors; (i) fix and approve the form of the Offered Securities and the terms thereof, including without limitation, the interest rates, maturity dates and redemption provisions, (ii) fix and approve the terms and provisions of any Trust Indenture(s) pursuant to which the offered Securities will be issued and select the Indenture Trustee(s) thereunder, (iii) select paying agents or fiscal and paying agents for the Offered Securities in such locations as shall be determined by the Executive Committee and fix the terms of the agreement(s) to be entered into between this Corporation and such agents, (iv) select the Managing Underwriter(s), if any, for the Offered Securities offerings and fix the public offering price of the Offered Securities, the amount of the underwriting discount and the other terms and provisions of the underwriting agreement(s) in connection therewith, (v) make application for and cause the listing of the Offered Securities on such stock exchange(s) as the Executive Committee shall select, (vi) take such action to enable such financings to comply with applicable domestic or foreign securities and other laws; and (vii) take such other action and enter into such further agreements on behalf of this Corporation and its subsidiaries as such Executive Committee shall deem necessary or desirable to carry out the financing authorized by these resolutions in a manner consistent with the provisions of these resolutions; and

         FURTHER RESOLVED, That the officers of this Corporation, or any of them, be and each hereby is authorized, empowered and directed to take such action on behalf of this Corporation and to execute and deliver such documents, instruments, agreements or certificates on behalf of this Corporation, in each case as such officers, or any of them, deems necessary or advisable to carry out and implement the transactions authorized by these resolutions or by the Executive Committee acting pursuant to these resolutions.

                                                                       EXHIBIT B


                                  RESOLUTIONS
                                       OF
                            THE EXECUTIVE COMMITTEE
                                       OF
                               FLUOR CORPORATION


                            TERMS OF DEBT SECURITIES
                            ------------------------

         BE IT RESOLVED, that the terms and conditions set forth in, and the execution and delivery of, the Underwriting Agreement and the Pricing Agreement, dated March 4, 1997, by and between the Company and the several underwriters named in Schedule I thereto, are hereby approved.

         RESOLVED FURTHER, that the terms and conditions of the Indenture, dated February 18, 1997 (the "Indenture"), by and between the Company and Bankers Trust Company, as Trustee (the "Trustee"), and the execution and delivery of the Indenture by the officers of the corporation, are hereby ratified, confirmed and approved.

         RESOLVED FURTHER, that with respect to the Company's issuance and sale of $300,000,000 in aggregate principal amount of a series of debt securities due March 1, 2007 (the "Notes") under the Indenture, the following terms are hereby approved:

         1. The title of the Notes of the series is "6.95% Notes due March 1, 2007".

         2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06 or
11.07 of the Indenture) is $300,000,000.

         3. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest payment, except that interest payable on March 1, 2007 shall be payable to the persons to whom principal is payable on such date.

         4. The date on which the principal of the Notes is payable, unless accelerated pursuant to the Indenture, shall be March 1, 2007.

         5. The rate at which each of the Notes shall bear interest shall be 6.95% per annum. The date from which interest shall accrue for each of the Notes shall be March 1, 1997. The interest payment dates on which interest on the Notes shall be payable are March 1 and September 1, commencing September 1, 1997. The regular record dates for the interest payable on the Notes on any interest payment date shall be the February 15 and August 15, as the case may be, immediately preceding such interest payment date.

         6. The place or places where the principal of and interest on the Notes shall be payable, the Notes may be surrendered for registration of transfer, the Notes may be surrendered for exchange and notices may be given to the Company in respect of the Notes is at the office of the Trustee, Four Albany Street, New York, New York 10006, and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided that payment of interest, other than at Stated Maturity (as defined in the Indenture), may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture).

         7. The Notes may be redeemed, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Prospectus Supplement), plus accrued interest to the date of redemption.

         8. There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or to repay the Notes prior to Stated Maturity at the option of a Holder thereof.

         9. The Notes shall be issued as Global Securities (as defined in the Indenture) under the Indenture. The Depository Trust Company is hereby designated as the Depositary for the Notes under the Indenture.

         10. The entire principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.02 of the Indenture.

         11. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                                                       EXHIBIT C


NO.                                                                            $


                               FLUOR CORPORATION

                          6.95% NOTE DUE MARCH 1, 2007


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRINCIPAL AMOUNT:

MATURITY DATE:  March 1, 2007

DATED DATE:  March 7, 1997

INTEREST RATE:  6.95%

CUSIP:  343861 AK 6

INTEREST PAYMENT DATES:  March 1 and September 1, commencing September 1, 1997

REGULAR RECORD DATES:  February 15 and August 15

         Fluor Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $____ Dollars on March 1, 2007 and to pay interest thereon from March 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing September 1, 1997, at the rate of 6.95% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 18, 1997 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations or rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.

         The Securities of this series are subject to redemption prior to the Stated Maturity upon not less than 30 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of redemption.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.05%.

         "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

         "Comparable Treasury Price" means, with respect to any redemption date,
(A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company. "Reference Treasury Dealer" means
(i) Goldman, Sachs & Co. and their successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Securities to be redeemed.

         Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         In an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:   March ___, 1997                     FLUOR CORPORATION


                                             By:
                                                 ---------------------------
Attest:

----------------------------

----------------------------



                         CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                             BANKERS TRUST COMPANY,
                                             as Trustee


                                             By:
                                                 ------------------------------
                                                 Authorized Officer

                              [FORM OF ASSIGNMENT]

                                 ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM --  as tenants in common

         TEN ENT --  as tenants by the entireties

         JT TEN --   as joint tenants with right of survivorship and not as
                     tenants in common

         UNIF GIFT MIN ACT --                  Custodian
                              ----------------            --------------------
                              (Cust)                      (Minor)

         under Uniform Gifts to Minors Act
                                            -----------------------------------
                                                          (State)


    Additional abbreviations may also be used though not in the above list.

   -------------------------------------------------------------------------


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please insert Social Security or Other
Identifying Number of Assignee
                                        ---------------------------------------


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

-------------------------------------

-------------------------------------

the within Security and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________ Attorney to
transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
       ------------------------------

                                        -------------------------------------

                                        -------------------------------------
                                        Notice:  The signature to this
                                                 assignment must correspond with
                                                 the name as written on the face
                                                 of the within instrument in
                                                 every particular, without
                                                 alteration or enlargement, or
                                                 any change whatever.